As filed with the Securities and Exchange Commission on May 16, 2025

Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Diversified Energy Company PLC
(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Corporate Drive
Birmingham, Alabama 35242
Tel: +1 205 408 0909
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Diversified Gas & Oil PLC Amended and Restated 2017 Equity Incentive Plan
Diversified Energy Company PLC Employee Stock Purchase Plan
(Full title of the plan)

Benjamin Sullivan
Diversified Energy Company PLC
1600 Corporate Drive
Birmingham, Alabama 35242
Tel: +1 205 408 0909
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Sean Feller Hillary H. Holmes Gibson, Dunn & Crutcher LLP 811 Main Street, Suite 3000 Houston, Texas 77002 +1 346 718 6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Diversified Energy Company PLC, a public limited company organized under the laws of England and Wales (the “Registrant”), relating to (i) the Diversified Gas & Oil PLC Amended and Restated 2017 Equity Incentive Plan (as amended, restated, supplemented or otherwise modified, the “Plan”) to give effect to the changes approved by the shareholders of the Registrant at the Registrant’s Annual General Meeting held on April 9, 2025 and to register an additional 5,000,000 ordinary shares, nominal (par) value £0.20 per share (“ordinary shares”) underlying grants that have been or may be awarded under the Plan, and (ii) the Registrant’s Employee Stock Purchase Plan (the “Stock Purchase Plan”) to register 300,000 ordinary shares that have been or may be issued pursuant to the Stock Purchase Plan. The contents of the Registration Statement on Form S-8 (Registration No.  333-276139), filed with the Securities and Exchange Commission on December 19, 2023, together with all exhibits filed therewith or incorporated by reference, are hereby incorporated by reference and made a part hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into the Registration Statement the following documents:

(1)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “Commission”) on March 17, 2025.

(2)
Exhibit 99.1 and Appendix 1 of Exhibit 99.2 included in our Report on Form 6-K furnished to the SEC on January 27, 2025, and our Reports on Form 6-K furnished to the SEC on August 20, 2024 (furnishing certain statements of revenues and direct operating expenses of OCM Denali Holdings, L.L.C. and pro forma financial information of the Company), February 21, 2025, March 10, 2025, March 14, 2025, March 28, 2025, April 9, 2025, April 14, 2025, May 12, 2025 and May 16, 2025.

(3)	the description of the Registrant’s ordinary shares contained in the Registration Statement on Form 20-F filed with the Commission on November 16, 2023, as amended on December 8, 2023.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of the Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into the Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Reports on Form 6-K that the Registrant furnishes to the Commission will only be deemed incorporated by reference into this Registration Statement if such Report on Form 6-K so states that it is incorporated by reference herein.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Members of the Registrant’s board of directors have the benefit of the following indemnification provisions:

To the extent permitted by applicable law, current and former members of the Registrant’s board of directors shall be reimbursed for:

(a)
all costs, charges, losses, expenses and liabilities sustained or incurred in relation to his or her actual or purported execution of his or her duties in relation to the Registrant, including any liability incurred in defending any criminal or civil proceedings; and

(b)
expenses incurred or to be incurred in defending any criminal or civil proceedings, in an investigation by a regulatory authority or against a proposed action to be taken by a regulatory authority, or in connection with any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the Registrant as a company, or collectively the “Statutes,” arising in relation to the Registrant or an associated company, by virtue of the actual or purposed execution of the duties of his or her office or the exercise of his or her powers.

In the case of current or former members of the Registrant’s board of directors, there shall be no entitlement to reimbursement as referred to above for (i) any liability incurred to the Registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the Registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgment is given against the director and (v) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the Registrant as a company in which the court refuses to grant relief to the director.

In addition, members of the Registrant’s board of directors who have received payment from the Registrant under these indemnification provisions must repay the amount they received in accordance with the Statutes or in any other circumstances that the Registrant may prescribe or where the Registrant has reserved the right to require repayment.

We have also entered into a deed of indemnity with each of our directors. Further, we provide our directors with directors’ liability insurance. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our board of directors or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
3.1*	Articles of Association of Diversified Energy Company PLC (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 filed on August 20, 2024).
4.1	Diversified Gas & Oil PLC Amended and Restated 2017 Equity Incentive Plan.
4.2*	Diversified Energy Company PLC Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.34 to the Registrant’s Annual Report on Form 20-F filed on March 17, 2025).
5.1	Opinion of Latham & Watkins (London) LLP, counsel to the Registrant, as to the validity of the securities (including consent).
23.1	Consent of Latham & Watkins (London) LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, as independent registered public accounting firm of the Registrant.
23.3	Consent of Netherland, Sewell & Associates, Inc.
23.4	Consent of PricewaterhouseCoopers LLP, as independent auditors of natural gas and oil properties of OCM Denali Holdings, Inc.
23.5	Consent of PricewaterhouseCoopers LLP, as independent auditors of Maverick Natural Resources, LLC.
23.6	Consent of BDO USA, P.C., as independent auditors of Maverick Natural Resources, LLC.
107	Filing Fee Table.

*Incorporated by reference.

Item 9.	Undertakings.

(a)   The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Birmingham, state of Alabama, on May 16, 2025.

Diversified Energy Company PLC

By:	/s/ Robert Russell (“Rusty”) Huston, Jr.
Name:	Robert Russell (“Rusty”) Huston, Jr.
Title:	Co-Founder, Chief Executive Officer and Director

By:	/s/ Bradley G. Gray
Name:	Bradley G. Gray
Title:	President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Robert Russell (“Rusty”) Hutson, Jr., Bradley G. Gray and Benjamin Sullivan and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by each the following persons on May 16, 2025 in the capacities indicated:

Signature	Title	Date

/s/ Robert Russell (“Rusty”) Huston, Jr.	Co-Founder, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2025
Robert Russell (“Rusty”) Huston, Jr.

/s/ Bradley G. Gray	President and Chief Financial Officer	May 16, 2025
Bradley G. Gray	(Principal Financial Officer and Principal Accounting Officer)

/s/ David E. Johnson	Chairman	May 16, 2025
David E. Johnson

/s/ Martin K. Thomas	Vice Chairman	May 16, 2025
Martin K. Thomas

/s/ Kathryn Z. Klaber	Director	May 16, 2025
Kathryn Z. Klaber

/s/ Sandra M. Stash	Director	May 16, 2025
Sandra M. Stash

/s/ David J. Turner, Jr.	Director	May 16, 2025
David J. Turner, Jr.

/s/ Randall Wade	Director	May 16, 2025
Randall Wade

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Diversified Energy Company PLC has signed this registration statement in Birmingham, Alabama on May 16, 2025.

By:	/s/ Benjamin M. Sullivan
Name:	Benjamin M. Sullivan
Title:	Senior Executive Vice President & Chief Legal and Risk Officer of Diversified Energy Company PLC